Exhibit 10.1

FORM OF

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of _________________, by and between Universal Gold Mining Corp., a Nevada corporation (the “Company”), and _____________________, an individual (the “Indemnitee”).

WHEREAS, it is essential that the Company attract and maintain responsible, qualified directors and officers;

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and the Indemnitee recognize the risk of litigation and other claims that may be asserted against directors and officers of companies, as well as the possibility that in certain situations a threat of litigation may be employed to deter them from exercising their judgment in the best interests of the Company, and the consequent need to allocate the risk of personal liability through indemnification and insurance;

WHEREAS, the Articles of Incorporation of the Company, as amended from time to time (the “Charter”), provides that no director or officer of the Company be held personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer and the Indemnitee is willing to serve or continue to serve as a director or officer of the Company provided that he or she be indemnified as provided herein; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability and of the Indemnitee’s reliance on the indemnification provisions of the Charter, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Charter will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter or any change in the composition of the Company’s Board or any acquisition transaction involving the Company), the Company wishes to, subject to any limitations on indemnification set forth in the Charter, provide in this Agreement for the indemnification of, and the advancement of expenses to, the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors and officers liability insurance policies.

NOW, THEREFORE, in consideration of the promises contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto do hereby covenant and agree as follows:

1. CERTAIN DEFINITIONS.

(a) Board: The Board of Directors of the Company.

(b) Change in Control: The occurrence of any of the following:

(i) any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), acquiring “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company;

(ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(iii) the stockholders of the Company approve any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event will not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(iv) a majority of the members of the Board are no longer Continuing Directors; as used herein, a “Continuing Director” means any member of the Board who was a member of the Board on the date hereof or was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

(c) Exchange Act: The Securities Exchange Act of 1934, as amended.

(d) Expenses: Expenses of every kind actually and reasonably incurred in connection with a Proceeding, including, without limitation, counsel fees. Expenses shall include, without limitation, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone and fax charges, postage, delivery service charges, costs associated with procurement of surety bonds or loans or other costs associated with the stay of a judgment, penalty or fine, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e) Proceeding: Any threatened, pending or completed action, suit, arbitration or proceeding, whether civil, criminal, administrative or investigative, and any appeal thereof, including without limitation in an action by or in the right of the Company. A “Proceeding” may be instituted by another party (including, without limitation, any governmental entity), or by or in the right of the Company, or by the Indemnitee. The term “Proceeding” shall also include any preliminary inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of a “Proceeding.”

2. TERM OF AGREEMENT. This Agreement shall continue until and terminate upon the later of (i) the tenth anniversary after the date that the Indemnitee shall have ceased to serve as a director or officer of the Company (or in any other capacity in respect of which he or she has rights of indemnification hereunder) (the “Anniversary Date”); or (ii) the final determination of all pending Proceedings commenced prior to the Anniversary Date in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder, including without limitation any Proceeding commenced by the Indemnitee to enforce the Indemnitee’s rights under this Agreement.

3. RIGHT TO INDEMNIFICATION AND ADVANCE; HOW DETERMINED.

(a) Subject to this Agreement, in the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in whole or in part out of) the Indemnitee’s present or former status as a director or officer of the Company, or the Indemnitee having served at the request of the Company in such capacity in another corporation, partnership, joint venture, trust or other enterprise, the Company shall, subject to any limitations on indemnification set forth in the Charter, indemnify the Indemnitee to the fullest extent permitted by law in effect on the date hereof (and to such greater extent as applicable law may hereafter permit) against the obligation to pay any and all Expenses, judgments, fines and amounts paid in settlement, including any interest assessed, incurred on account of or with respect to such Proceeding. Such indemnification shall be made as soon as practicable, but in any event no later than 30 days after a written demand, which reasonably evidences the Expenses actually and reasonably incurred by the Indemnitee, is presented to the Secretary of the Company. This Agreement shall be effective as well with respect to any such Proceedings which relate to acts or omissions occurring or allegedly occurring prior to the execution of this Agreement, and regardless of whether the Company may not have been incorporated at the time of such acts or omissions.

(b) In connection with any such Proceeding, if so requested in writing by the Indemnitee, the Company shall advance within seven business days of such written request and upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder, any and all reasonable Expenses to the Indemnitee (an “Expense Advance”). No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. An Expense Advance shall be made without awaiting the results of the Proceeding giving rise to the Expenses or the outcome of any further Proceeding to determine the Indemnitee’s right to indemnification hereunder, and without making any preliminary determination as to the Indemnitee’s state of mind at the time of the activities in question.

(c) Notwithstanding the foregoing, the Company shall not be obligated to indemnify under this Section 3 a person made a party to a Proceeding if (i) the Board determines that the Indemnitee’s activities in question were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the Company or (ii) in the event and to the extent that such Indemnitee has entered a plea of guilty or no contest in an applicable criminal Proceeding. Subject to the limitations set forth herein and absent actual and material fraud in the request for indemnification, the obligation of the Company promptly to make an Expense Advance(s) pursuant to Section 3(b) above is unqualified, is not subject to any means or other credit test, and shall be enforceable by the Indemnitee in summary judicial proceedings; but shall be subject, however, to the condition subsequent that if, when and to the extent a court of competent jurisdiction or arbitral body before which the parties hereto agree to resolve a claim hereunder or any person or persons or entity or other body with jurisdiction or authority over the matter permitted by Chapter 78 (Private Corporations) of the Nevada  Revised Statues (the “NRS”) may subsequently finally determine that the Indemnitee is not entitled to indemnification under the terms of this Agreement or under applicable law for the relevant Expenses, then the Company shall be entitled to be reimbursed by the Indemnitee for all such amounts theretofore advanced. The obligation of the Indemnitee to make such reimbursement shall be unsecured and without interest. The Indemnitee hereby undertakes to reimburse the Company pursuant to this Section 3, the receipt of which unsecured and interest free undertaking is hereby accepted by the Company as the sole condition of advancing the Indemnitee’s Expenses pursuant to Section 3(b) above.

(d) Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by the Indemnitee unless the Board has authorized or consented to the initiation of such Proceeding. For purposes of the foregoing sentence, a Proceeding shall not be deemed to have been “initiated” by the Indemnitee where its primary purpose is to enforce the Indemnitee’s rights under this Agreement or if it relates to counterclaims or affirmative defenses asserted by the Indemnitee in an action brought against the Indemnitee.

4. INDEMNIFICATION FOR ENFORCEMENT EXPENSES.  The Company shall, subject to any limitations on indemnification set forth in the Charter, indemnify the Indemnitee against any and all Expenses and Expense Advances in accordance with Section 3 (including attorneys’ fees) in connection with any Proceeding initiated by the Indemnitee for: (i) indemnification or advancement of Expenses by the Company under the NRS, the Charter, this Agreement, or any other agreement or Company bylaw, vote of stockholders or resolution of the Board now or hereafter in effect relating to indemnification; or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. The Indemnitee shall reasonably cooperate with the person, persons or entity making the determination with respect to the Indemnitee’s entitlement to indemnification under this Agreement. Any expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

5. SUCCESS; PARTIAL INDEMNITY. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all claims made against him or her in a Proceeding or in defense of any issue or matter therein, including without limitation dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement as a result of a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

6. BURDEN OF PROOF. In connection with any determination by any person or persons or entity or other body as to whether the Indemnitee is entitled to be indemnified hereunder, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement, and the burden of overcoming such presumption shall be on the Company. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or that a court has determined that indemnification is not permitted. In addition, neither the failure of the Board to have made a determination as to the Indemnitee’s state of mind, nor an actual determination by the Board that the Indemnitee had a state of mind prior to the commencement of arbitration (if applicable) or legal proceedings to secure a determination that the Indemnitee should be indemnified under this agreement and applicable law, shall be a defense to the Indemnitee’s claim or create a presumption of any kind. The knowledge and/or actions, or failure to act, of any director, officer, agent, fiduciary or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

7. NON-EXCLUSIVITY; GREATER INDEMNIFICATION. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter, the NRS, any bylaw of the Company, any other agreement, a vote of stockholders or a resolution of the Board or otherwise. To the extent that a change in the NRS (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter and this Agreement, it is the intent of the parties that the Indemnitee shall enjoy, by this Agreement, the greater benefits so afforded by such change.

8. CONTRIBUTION. In the event the indemnification provided for in Section 3 of this Agreement is unavailable to the Indemnitee in connection with any Proceeding under any United States federal or applicable state law, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the Expenses actually and reasonably incurred by the Indemnitee in such proportion as deemed fair and reasonable by the Board, in light of all the circumstances of the Proceeding giving rise to such Expenses, in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and (ii) the relative fault of each.

9. NOTICE OF PROCEEDINGS; DEFENSE OF CLAIM. The Indemnitee agrees to notify the Company in writing within 20 days upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the Indemnitee’s failure so to notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee except to the extent the Company’s ability to defend in such Proceeding is actually and materially prejudiced thereby, nor will such failure relieve the Company from any liability which it may have to the Indemnitee other than under this Agreement. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company, (a) the Company shall be entitled to participate therein at its own expense; (b) except as provided in this Section 9, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless: (i) the employment of counsel by the Indemnitee has been authorized in writing in advance by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, (iii) the Indemnitee shall have reasonably concluded that the Indemnitee has separate defenses or counterclaims to assert with respect to any issue that are inconsistent with the position of other defendants in such Proceeding, (iv) there shall have been a Change of Control, or (v) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel reasonably acceptable to assume the defense of the Proceeding, in each of which cases, the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and (c) if the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner without the Indemnitee’s prior written consent unless such settlement solely involves the payment of money for which the Indemnitee is fully indemnified and includes an unconditional release of the Indemnity from all liability on any claims that are the subject matter of such Proceeding. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. However, the right of the Indemnitee to recover any amounts due to the Indemnitee hereunder shall not be limited to the proceeds of such insurance or any other means to ensure payment.

11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is applicable to any such cause of action, by law or otherwise, such shorter period shall govern.

12. NO EMPLOYMENT RIGHTS. Nothing contained in this Agreement is intended to create in the Indemnitee any right to continued employment.

13. MUTUAL ACKNOWLEDGMENT. Both the Company and the Indemnitee acknowledge that in certain instances, United States federal law or public policy may override applicable United States state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and the Indemnitee acknowledge that the United States Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under United States’ federal securities laws, and United States’ federal legislation prohibits indemnification for certain Employee Retirement Income Security Act (“ERISA”) violations. The Indemnitee understands and acknowledges that the Company may in the future list securities on a United States-based securities exchange, therefore the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.

14. PROCEDURES VALID. Each of the Company and the Indemnitee shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company and the Indemnitee, respectively, is bound by all the provisions of this Agreement. If a final determination is made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration (including, but not limited to, any appellate Proceedings).

15. AMENDMENTS; WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute an appropriate document in favor of the Company to secure such rights.

17. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Charter, Company bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger or consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other entity at the Company’s request. In the event of his or her death, this agreement shall be enforceable by the Indemnitee’s legal representatives as fully as if the Indemnitee was alive.

19. SEVERABILITY; HEADINGS; PRONOUNS. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect; the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law; and to the fullest extent legally possible, the provisions of this Agreement shall be construed as to give effect to the intent of any provision held invalid, void or otherwise unenforceable. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The masculine pronoun wherever used in this Agreement includes the corresponding feminine pronoun.

20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand and receipted for by the party held to whom said notice or other communication shall have been directed, (ii) on the third business day after mailing if mailed by certified or registered mail with postage prepaid, and addressed as follows: if to the Indemnitee, as shown after the Indemnitee’s signature below; and if to the Company, to Universal Gold Mining Corp., c/o Bendon, 180 Madison Avenue, Suite 1702, New York, New York 10016, or such other address as may have been furnished in writing to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be, or (iii) on the first business day after sent by electronic mail.

21. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 78.7501 of the NRS, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate;

(b) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(c) Insured Claims. To indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to the Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d) Claims under Section 16(b). To indemnify the Indemnitee for expenses or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act, as amended, if applicable, or any similar successor statute.

22. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UNIVERSAL GOLD MINING CORP.
By:
Name:
Title:

INDEMNITEE

Name:
Address: